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                                                                     Exhibit 4.2

                               State of Delaware

                       Office of the Secretary of State

                        ------------------------------




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF "FCB/NC CAPITAL TRUST II", FILED IN THIS OFFICE ON THE TENTH DAY OF AUGUST, A.D. 2001, AT 8:30 0'CLOCK A.M.












                             [SEAL]    /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3424608  8100                           AUTHENTICATION: 1291049

010393377                                        DATE: 08-10-01
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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                           CERTIFICATE OF TRUST OF     FILED 08:30 AM 08/10/2001
                           FCB/NC CAPITAL TRUST II        010393377 - 3424608


     THIS CERTIFICATE OF TRUST of FCB/NC Capital Trust II (the "Trust"), dated August 10, 2001, is being duly executed and filed by Bankers Trust (Delaware), a
       --
Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).
                                                 -- ---

     1.   Name. The name of the business trust formed hereby is "FCB/NC Capital
          ----
Trust II".

     2.   Delaware Trustee. The name and address of the trustee of the Trust
          ----------------
          with a principal place of business in the State of Delaware is:

          Bankers Trust (Delaware)


          E.A. Delle Donne Corporate Center
          Montgomery Building
          1011 Centre Road, Suite 200
          Wilmington, Delaware 19805-1266

     3.   Effective Date. This Certificate of Trust shall be effective upon its
          --------------
          filing with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.



                           BANKERS TRUST (DELAWARE),
                           not in its individual capacity, but solely as trustee


                           By: /s/ John V. Lavin
                               -------------------------------------------------
                           Name : John V. Lavin
                           Title: Assistant Vice President